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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan of Sangamo BioSciences, Inc. of our report dated January 28, 2000, except for Note 7, as to which date is March 28, 2000, included in Amendment No. 6 to the Registration Statement (Form S-1 No. 333-30134) of Sangamo BioSciences, Inc. which was declared effective by the Securities and Exchange Commission on April 6, 2000.

                                            ERNST & YOUNG LLP
Palo Alto, California
April 6, 2000